AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

DATED MARCH 19, 2021

Future Pearl Labs, Inc.  dba “Bobacino”

1134 11th Street, Suite 101

Santa Monica, CA 90403

up to

1,531,381 shares of Common Stock (1)

We are offering a minimum number of 10,460 shares of Common Stock and a maximum number of 1,255,230 shares of Common Stock for purchase by investors, plus up to 251,046 Bonus Shares, on a “best efforts” basis to investors in this offering, and up to 25,105 shares of Common Stock to be issued as compensation to StartEngine Primary, LLC.

	Common Stock Shares	Price to the Public		Underwriting Discounts and Commissions, per share*	Proceeds to Company Before Expenses ***
Per share/unit.		$2.39		$0.08	$2.31
StartEngine Investor Fee per share		$0.08		--	--
Price per share plus fee		$2.47		$0.08	$2.31
Total Minimum	12,552	$30,874	(2)	$875	$29,999	(2)
Total Maximum	1,506,276	$3,705,000	(3)	$105,000	$3,600,000	(3)

(1) The Company is offering up to 1,255,230 shares of Common Stock for purchase by investors, up to 25,105 shares of Common Stock to be issued as compensation to StartEngine Primary, LLC, and up to 251,046 (or 20% of shares of Common Stock for purchase by investors) additional shares of Common Stock eligible to be issued as Bonus Shares (as defined in this Offering Circular) to investors based upon investment level, see “Plan of Distribution.”

(2) Total Minimum Price to Public and Proceeds to Issuer Before Expenses includes $25,874, the value of Common Stock, assuming $2.47 per share (the price per share plus fee), and includes $5,000, the value of the Bonus Shares, assuming $2.39 per share; provided, however, we shall not receive such amounts because Investors are not paying the purchase price for such Bonus Shares.

(3) Total Maximum Price to Public and Proceeds to Issuer Before Expenses includes $3,105,000, the value of Common Stock, assuming $2.47 per share (the price per share plus fee), and includes $600,000, the value of the Bonus Shares, assuming $2.39 per share; provided, however, we shall not receive such amounts because Investors are not paying the purchase price for such Bonus Shares.

* The company has engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as its placement agent to assist in the placement of its securities. The company will pay a cash commission of 3.5% to StartEngine Primary on sales of the Common Stock as well as issue shares equal to 2.0% of the Common Stock sold though StartEngine Primary in this Offering. As such, if the Company sells the minimum number of shares in this offering, it will issue 209 shares to StartEngine Primary. If it sells the maximum number of shares, it will issue 25,105 to StartEngine Primary. Bonus Shares are not included in the calculation of shares to be issued to StartEngine Primary as commission. The Company will also pay a $15,000 advance fee for reasonable accountable out of pocket expenses actually anticipated to be incurred by StartEngine. Any unused portion of this fee not actually incurred by StartEngine will be returned to the Company. FINRA fees will be paid by the Company. See “Plan of Distribution and Selling Security Holders” for details regarding the compensation payable to third-parties in connection with this offering.

In each case, StartEngine Primary will charge investors a fee of 3.5%, in which case the commission set forth above shall be reduced commensurately. In the event an investor invests in excess of $20,000, such investor fee shall be limited to $700, and Company shall pay the 3.5% additional commission with respect to any amount in excess of $20,000.

Per Section 1(b) of the subscription agreement, investors acknowledge that the processing fee paid to StartEngine is included in the investor’s individual investment limits in an offering under Tier 2 of Regulation A.

The fee shall be paid in cash upon disbursement of funds from escrow at the time of each closing. Payment will be made to StartEngine directly from the escrow account maintained for the Offering. The Company acknowledges that StartEngine is responsible for providing instructions to the escrow agent for distribution of funds held pending completion or termination of the Offering.

** Future Pearl Labs, Inc. (the “Company”) expects that the amount of expenses of the offering that it will pay will be approximately $105,000, not including commissions or state filing fees.

Investors in this offering will grant an irrevocable voting proxy to the company’s President, James Jordan, that will limit their ability to vote their shares of Common Stock purchased in this offering until the occurrence of certain events specified in the proxy, none of which may ever occur.

The Company has engaged Prime Trust, LLC (the “Escrow Agent”) to hold funds tendered by investors, and assuming we sell a minimum of 10,460 in shares, may hold a series of closings at which we receive the funds from the Escrow Agent and issue the shares to investors. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date of qualification of this offering, or (3) the date at which the offering is earlier terminated by the Company in its sole discretion. In the event we have not sold the minimum amount of shares within one year of qualification by the SEC or sooner terminated by the Company, any money tendered by potential investors will be promptly returned by the Escrow Agent. The Company may undertake one or more closings on a rolling basis once the minimum offering amount is sold. After each closing, funds tendered by investors will be available to the Company. The offering is being conducted on a best-efforts basis.

THE   UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)I OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 7.

Sales of these securities will commence on approximately March [_], 2021.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

FUTURE PEARL LABS FINANCIAL STATEMENTS MARCH 6, 2020 (INCEPTION)	F-1

FUTURE PEARL LABS INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2020 AND 2019	F-11

FUTURE LABS I FINANCIAL STATEMENTS FOR THE PERIOD ENDED DECEMBER 31, 2019 AND 2018	F-20

FUTURE LABS I INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2020 AND 2019	F-34

FUTURE LABS I AND FUTURE PEARL LABS PRO FORMA FINANCIAL STATEMENTS FOR THE PERIODS ENDED DECEMBER 31, 2019 AND JUNE 30, 2020	F-46

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

☐	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

☐	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

☐	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

☐	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

☐	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Summary of the Offering

The following summary of certain information contained in this Offering Circular is not intended to be complete in itself. The summary does not provide all the information necessary for you to make an investment decision. You are encouraged to review the more detailed information in the remainder of the Offering Circular.

As used in this Offering Circular, unless the context otherwise requires, the terms “Corporation,” “Company,” “Bobacino,” “we,” “our,” and “us” refer to Future Pearl Labs, Inc and Future Labs I, its wholly owned subsidiary.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Bobacino Company Overview

Future Pearl Labs, Inc., doing business as Bobacino, has built an automated vending machine that makes fresh Boba Tea drinks on demand. Our team has a wealth of experience in automation and kitchen technology, and we are bringing this experience to build the first automated Boba Tea machine. We are backed by Future VC, LLC and have received meaningful support from Embark Ventures. Additionally, we are backed by Future Labs VII, Inc. (dba Wavemaker Labs), an in-house robotics and automation venture studio. We are based in Santa Monica, California and are currently finishing our first fully functional prototype.

Industry Overview

The worldwide Boba Tea market was estimated at $5.3 billion in 2019 and is expected to grow to over to $8 billion by 2024, according to a report by iCrowd Newswire dated July 7, 2020.

Our Product

We have completed our first working prototype, which offers a selection of Boba Tea flavors to customers. With the help of a robotic arm, the machine fills a cup with Boba pearls (tapioca), ice, tea, milk, and sweetener before sealing the cup with a lid and serving it to the customer. We currently have a team of part-time employees at Wavemaker Labs that manage all our product development efforts. We have already started business development efforts and have started to source partners and potential customers for our business. To date, we have not registered any IP, but we do plan to make IP generation a part of this business.

Selected Risks Associated with the Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We have a limited operating history upon which to evaluate our performance, and have not yet generated profits or revenue.

●	Our technology is not yet fully developed, and there is no guarantee that we will be able to develop and produce a fully working prototype of our core product.

●	We may not find suppliers to manufacture the machines.

●	We will be required to raise additional capital in order to develop our technology and prototype.

●	Our company does not yet hold any patents on any products or technology.

●	We rely on a small management team to execute our business plan.

●	We could be adversely affected by product liability, personal injury, or other health and safety issues.

●	Competitive technologies could limit our ability to successfully deploy our technologies.

●	We plan to initially rely on third-party manufacturers.

●	We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

●	There is no current market for any shares of the Company's stock.

Offering Terms

Securities Offered To Investors

Minimum of 10,460 shares of Common Stock for sale to investors.

Maximum of 1,531,381 shares of Common Stock, comprised of 1,255,230 shares of Common Stock for sale to investors, plus up to 251,046 Bonus Shares of Common Stock, and up to 25,105 shares of Common Stock to be issued to StartEngine Primary (described below).

Securities Offered To StartEngine Primary	Minimum of 209 shares of Common Stock Maximum of 25,105 shares of Common Stock
Minimum Investment	$516.99 (includes 3.5% StartEngine processing fee)
Securities outstanding before the Offering:
Common Stock	0 shares
Class F Stock	2,585,904 shares
Preferred Stock	0 shares
Securities outstanding after the Offering (assuming the maximum offering amount is sold):
Common Stock	1,531,381 (includes 1,255,230 shares, plus up to 251,046 Bonus Shares, and 25,105 shares issued to StartEngine Primary)
Class F Stock	2,585,904 shares
Preferred Stock	0 shares
Irrevocable Proxy	Investors in this offering will grant an irrevocable voting proxy to our President, James Jordan, that will limit their ability to vote their shares until the occurrence of certain events specified in the proxy, none of which may ever occur.
Use of Proceeds	The proceeds of this offering will be used for product development, personnel, general overhead, and marketing.

Risk Factors

The SEC requires that we identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Company

We are an early-stage company and have generated minimal revenue

Future Pearl Labs, Inc. (“Bobacino”) was formed on March 6, 2020 and thereafter acquired 100% of the outstanding capital stock of Future Labs I, Inc., a company controlled by Wavemaker Labs and formed in December 2017, from its existing shareholders. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth, and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. Bobacino has incurred a net loss and has generated minimal revenues since inception. There is no assurance that we will be profitable in the next 3 years or generate sufficient revenues to pay dividends to the holders of the shares.

We have substantial customer concentration, with a limited number of related party customers accounting for a substantial portion of our revenues

During the year ended December 31, 2019, one related party customer accounted for 81% of the Company’s revenues. As of December 31, 2019, two related party customers accounted for 100% of the Company’s accounts receivable.

Any valuation at this stage is difficult to assess.

The valuation for this Offering was established by the Company and is not based on the financial results of the Company. Instead, it is based on management’s best estimates of the investment value of the Company, which is a subjective measure. This differs significantly from listed companies, which are valued publicly through market-driven stock prices. The valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.

We have a limited operating history upon which to evaluate our performance, and have not yet generated profits or revenue.

We are a new company and have neither generated revenue nor had any significant operating history. As such, it is difficult to determine how we will perform, as our core product has yet to come to market.

Our auditor has issued a “going concern” opinion.

Our auditor has issued a “going concern” opinion on our financial statements, which means they are not sure that we will be able to succeed as a business without additional financing. As of December 31, 2019, the date of our last audited financial statements, we had not yet commenced any revenue-generating activity. As of June 30, 2020, our unaudited financial statements show us sustaining a net loss of $314,194 for the six-month period ended June 30, 2020. Our ability to continue for the next twelve months is dependent upon our ability to generate cash from operating activities and/or to raise additional capital to fund our operations. No assurance can be given that the Company will be successful in these efforts. Our failure to raise additional capital could have a negative impact on not only our financial condition but also our ability to execute our business plan.

Our technology is not yet fully developed, and there is no guarantee that we will be able to develop and produce a fully working prototype of our core product.

We are still developing our Bobacino prototype that will determine what we create at scale production. We still have significant engineering and development work to do before we are ready to deliver a working version of our product and attain revenue. We may be unable to convert our prototype to a version that can easily be replicated and put into scale production. Additionally, we may not be able to make a transition to scale production, either via in-house manufacturing or contract manufacturers.

We may not find suppliers to manufacture the machines.

Bobacino does not manufacture the machines completely in house. We obtain components from third-party manufacturers and suppliers in order to build our current demonstration products. We expect to continue this arrangement when ready to produce machines for sale as well at first as we refine the manufacturing process. Producing at scale in the future will require a third-party manufacturer to be the principal party responsible for assembly. We do not yet have any manufactures engaged for that function, without the right suppliers, Bobacino may not be able to build our machines at a price point acceptable to the market, which would harm our financial prospects.

We are offering Bonus Shares to some investors in this offering, which effectively gives them a discount on their investment.

Certain investors in this offering who invest more than $500, $2,000, $5,000, or $10,000, are entitled to receive Bonus Shares as a specific percentage of the amount of their investment. The Bonus Shares effectively gives such investors in this offering a discount on their investment. Therefore, the value of shares of investors who invest less than $500 will be immediately diluted by investments made by investors entitled to receive the Bonus Shares, who will effectively pay a lower price per share.

We will be required to raise additional capital in order to develop our technology and prototype.

We will not be able to sell or distribute a working version of our product if we cannot raise debt or equity financing.

Our company does not yet hold any patents on any products or technology.

We do not yet hold any patents on our product, and so cannot guarantee that our product or technology is proprietary nor that it may be copied by another competitor. Because of this, our technology is not currently proprietary and could be easily copied by other companies.

We rely on a small management team to execute our business plan.

Our management team is currently small and made up of only one part-time individual, Darian Ahler, whom we rely on to help us raise funds and help grow our business. Our partnership and relationship with Future VC, LLC is crucial for us to achieve our growth plan.

Our failure to attract and retain highly qualified personnel in the future could harm our business.

As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, robotics engineers, machine learning experts, project managers, regulatory professionals, sales and marketing professionals, and accounting, legal, and finance experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

Our future revenue plans rely on white-labeling our product to existing boba tea brands.

Our largest stream of projected revenue comes from selling our pods as “white-labeled” products to existing boba tea brands. If we are unable to create partnerships and achieve these sales to existing boba tea brands it will greatly affect our business model and jeopardize our go-to-market strategy.

The Company’s business model is capital intensive.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company’s current business plan. In order to achieve near- and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, then it will not be able to execute its business plan, its continued operations will be in jeopardy, and it may be forced to cease operations and sell or otherwise transfer all or substantially all of its remaining assets, which could cause a Purchaser to lose all or a portion of his or her investment.

We could be adversely affected by product liability, personal injury, or other health and safety issues.

As with any company serving food, we must adhere to strict health and safety standards. We could suffer significant reputational damage and financial liability if we experience any of the foregoing health and safety issues or incidents, which could have a material adverse effect on our business operations, financial condition, and results of operations.

We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

In order to continue to operate and grow the business, we will likely need to raise additional capital beyond this current financing round by offering shares of our Common or Preferred Stock and/or other classes of equity. All of these would result in dilution to our existing investors, plus they may include additional rights or terms that may be unfavorable to our existing investor base. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

We may never have an operational product or service

It is possible that there may never be a fully operational Bobacino vending machine or that the product may never be used to engage in transactions. It is possible that the failure to release the product is the result of a change in business model upon Company's making a determination that the business model, or some other factor, will not be in the best interest of Company and its stockholders/members/creditors.

Using a credit card to purchase shares may impact the return on your investment, as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Securityholders.”  The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g., minimum monthly payments), you risk damaging your credit score, and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Our Subscription Agreement for this Offering, as well as our Bylaws, as amended, include forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company.

Our subscription agreement for this offering, as well as our Bylaws, as amended, include forum selection provisions that requires any claims against the Company by subscribers or stockholders not arising under the federal securities laws to be brought in designated judicial forums. The bylaws provide that certain actions regarding the governance of the company be brought in the Court of Chancery State in the state of Delaware, and the subscription agreement provides that any actions arising based on the subscription agreement be brought in a court of competent jurisdiction in the state of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe, and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Company’s shares and investor demand for shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations, or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Specifically, COVID -19 may impact the production and distribution of Future Pearl Labs. If we are unable to produce our products due to manufacturing strains, we may not be able to distribute our product quickly and scale our business. This impact would mean we’d need to raise additional capital in order to meet our revenue targets.

Certain data and information in this offering circular were obtained from third-party sources and were not independently verified by the Company.

This offering circular contains certain data and information that we obtained from various publicly available third-party publications. We have not independently verified the data and information contained in such third-party publications, and we did not commission any such third party for collecting or providing the data used in this offering circular. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods we would have used. In addition, these industry publications and reports generally indicate that the information contained therein is believed to be reliable but do not guarantee the accuracy and completeness of such information. Further, none of these sources are incorporated by reference into this offering circular.

Your rights as a holder of Common Stock may be limited by the number of shares held by Future VC, LLC

The Company is currently controlled by one entity, Future VC, LLC, which controls approximately 58.44% of the voting power of our capital stock (if no other people exercised their rights to acquire those securities). Even if we raise the maximum amount in this offering, Future VC will control 40.90% of our outstanding voting stock (excluding any issued Bonus Shares). The Class F Stock is entitled to certain protective provisions, as described in herein under “Securities Being Offered” and the Company’s Certificate of Incorporation. Any vote in regard to the approval or disapproval of those items listed under the protective provisions would be either controlled by or substantially influenced by Future VC, LLC, potentially against the interests of the rest of the Common Stockholders, which have ceded their voting rights to the Company’s CEO.

Investors in the company’s Common Stock have assigned their voting rights.

In order to subscribe to this offering, each investor will be required to grant an irrevocable proxy, giving the right to vote its shares of Common Stock to the company’s President, James Jordan. This irrevocable proxy will limit investors’ ability to vote their shares of Common Stock until the events specified in the proxy, which include the company’s IPO or acquisition by another entity, which may never happen.

There is no current market for any shares of the Company's stock.

There is no formal marketplace for the resale of the Preferred stock or any of the Company’s Common Stock. Shares of Common Stock may be traded on the over-the-counter market to the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral. The company has no plans to list any of its shares on any OTC or similar exchange.

You will need to keep records of your investment for tax purposes.

As with all investments in securities, if you sell our Common Stock at a profit or loss, you will probably need to pay tax on the long- or short-term capital gains that you realize or apply the loss to other taxable income. If you do not have a regular brokerage account or your regular broker will not hold our Common Stock for you (and many brokers refuse to hold securities issued under Regulation A) there will be nobody keeping records for you for tax purposes. You will have to keep your own records and calculate the gain or loss on any sales of the Common Stock.

Dilution

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding stock options, and assuming that the shares are sold at $2.39 per share. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the Company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

							Effective Cash Price
					Total Issued		per Share at Issuance
				Potential	and Potential		or Potential
	Date Issued	Issued Shares (1)		Shares (1)	Shares (1)		Conversion (1)
Class F Shares	2020	2,585,904	(3)		2,585,904		$0.08
Common Stock:
Options:
$0.50 Options	2020			340,968	340,968	(2)	$0.04
Total Common Share Equivalents		2,585,904		340,968	2,926,872		$0.07

Reg A+ Offering Costs via Common shares, assuming full amount is raised	2021			25,105	25,105		$2.39
Investors in Reg A+ offering, assuming full amount raised	2021			1,255,230	1,255,230		$2.39	(4)

Total After Inclusion of this Offering		2,585,904		1,621,302	4,207,207		$0.76

(1)	Values reflect a 12:1 forward stock split that occurred in February 2021
(2)	Assumes conversion at exercise price of all outstanding warrants and options
(3)	Assumes conversion of all issued preferred shares to common stock
(4)	The Company may issue up to 251,046 shares of Common Stock as Bonus Shares in this offering. The Bonus Shares will be issued without any additional consideration received by the company. If we issue all Bonus Shares in this offering, the effective cash price per share paid by investors in this offering would be $1.99.

The following table demonstrates the dilution that new investors will experience upon investment in the Company. This table uses the Company’s net tangible book value as of June 30, 2020 of ($175,173) which is derived from the proforma consolidated net tangible equity of the Company and Future Labs I, Inc. in the June 30, 2020 unaudited financial statements. This tangible net book value is then adjusted to contemplate conversion of all other convertible instruments outstanding at current that would provide proceeds to the Company. The offering costs assumed in the following table includes up to $105,000 in commissions to StartEngine Primary, LLC, as well as legal and accounting fees incurred for this Offering. The table presents three scenarios for the convenience of the reader: a $25,000 raise from this offering, a $1,500,000 raise from this offering, and a fully subscribed $3,000,000 raise from this offering (maximum offering).

On Basis of Full Conversion of Issued Instruments (1)	$0.025 Million Raise		$1.5 Million Raise		$3 Million Raise
Price per Share	$2.39		$2.39		$2.39
Shares Issued	10,460		627,615		1,255,230
Capital Raised	$25,000		$1,500,000		$3,000,000
Less: Offering Costs	$(53,375)		$(105,000)		$(157,500)
Net Offering Proceeds	$(28,375)		$1,395,000		$2,842,500
Net Tangible Book Value Pre-financing	$(175,173	)(3)	$(175,173	)(3)	$(175,173	)(3)
Net Tangible Book Value Post-financing	$(203,548)		$1,219,827		$2,667,327

Shares issued and outstanding pre-financing, assuming full conversion and issued stock options	2,926,872	(2)	2,926,872	(2)	2,926,872	(2)
Offering Costs via Common Stock	209		12,552		25,105
Post-Financing Shares Issued and Outstanding	2,937,541		3,567,039		4,207,207

Net tangible book value per share prior to offering	$(0.060)		$(0.060)		$(0.060)
Increase/(Decrease) per share attributable to new investors	$(0.009)		$0.402		$0.694
Net tangible book value per share after offering	$(0.069)		$0.342		$0.634
Dilution per share to new investors ($)	$2.459		$2.048		$1.756
Dilution per share to new investors (%)	102.90%		85.69%		73.47%

(1)	Values reflect a 12:1 forward stock split that occurred in February 2021
(2)	Assumes conversion of all issued preferred shares to common stock and conversion of 340,968 outstanding stock options (providing proceeds of $14,207 to net tangible book value).
(3)	Net Tangible Book Value is adjusted for conversion proceeds for the outstanding stock options discussed at (1).

The next table is the same as the previous but adds in consideration of authorized but unissued stock options, presenting the fully diluted basis. This adds 4,465,824 pre-financing shares outstanding and is not adjusted for potential conversion proceeds on the hypothetical exercise of these options.

On Basis of Full Conversion of Issued Instruments and Authorized but Unissued Stock Options (1)	$0.025 Million Raise		$1.5 Million Raise		$3 Million Raise
Price per Share	$2.39		$2.39		$2.39
Shares Issued	10,460		627,615		1,255,230
Capital Raised	$25,000		$1,500,000		$3,000,000
Less: Offering Costs	$(53,375)		$(105,000)		$(157,500)
Net Offering Proceeds	$(28,375)		$1,395,000		$2,842,500
Net Tangible Book Value Pre-financing	$(175,173	)(3)	$(175,173	)(3)	$(175,173	)(3)
Net Tangible Book Value Post-financing	$(203,548)		$1,219,827		$2,667,327

Shares issued and outstanding pre-financing,assuming full conversion and authorization but unissued stock options	7,392,696	(2)	7,392,696	(2)	7,392,696	(2)
Offering Costs via Common Stock	209		12,552		25,105
Post-Financing Shares Issued and Outstanding	7,403,366		8,032,864		8,673,031

Net tangible book value per share prior to offering	$(0.024)		$(0.024)		$(0.024)
Increase/(Decrease) per share attributable to new investors	$(0.004)		$0.176		$0.331
Net tangible book value per share after offering	$(0.027)		$0.152		$0.308
Dilution per share to new investors ($)	$2.417		$2.238		$2.082
Dilution per share to new investors (%)	101.15%		93.65%		87.13%

(1)	Values reflect a 12:1 forward stock split that occurred in February 2021
(2)	Assumes conversion of all issued preferred shares to common stock, conversion of 340,968 outstanding stock options (providing proceeds of $14,207 to net tangible book value), and inclusion of authorized but unissued options pool.
(3)	Net Tangible Book Value is adjusted for conversion proceeds for the outstanding stock options discussed at (1).

The final table is the same as the previous two, but removes the assumptions of conversion of options, and warrants and consideration of authorized but unissued stock options, instead only presenting issued shares (common shares, plus the assumption of conversion of all issued and outstanding preferred shares).

On Issued and Outstanding Basis (1)	$0.025 Million Raise	$1.5 Million Raise	$3 Million Raise
Price per Share	$2.39	$2.39	$2.39
Shares Issued	10,460	627,615	1,255,230
Capital Raised	$25,000	$1,500,000	$3,000,000
Less: Offering Costs	$(53,375)	$(105,000)	$(157,500)
Net Offering Proceeds	$(28,375)	$1,395,000	$2,842,500
Net Tangible Book Value Pre-financing	$(189,380)	$(189,380)	$(189,380)
Net Tangible Book Value Post-financing	$(217,755)	$1,205,620	$2,653,120

Shares Issued and Outstanding Pre-Financing	2,585,904	2,585,904	2,585,904
Offering Costs via Common Stock	209	12,552	25,105
Post-Financing Shares Issued and Outstanding	2,596,574	3,226,072	3,866,239

Net tangible book value per share prior to offering	$(0.073)	$(0.073)	$(0.073)
Increase/(Decrease) per share attributable to new investors	$(0.011)	$0.447	$0.759
Net tangible book value per share after offering	$(0.084)	$0.374	$0.686
Dilution per share to new investors ($)	$2.474	$2.016	$1.704
Dilution per share to new investors (%)	103.51%	84.36%	71.29%

(1)	Values reflect a 12:1 forward stock split that occurred in February 2021

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the company’s employees or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most development stage companies do not pay dividends for some time).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2014, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company, but her stake is worth $200,000.

●	In June 2015, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share. In some cases, dilution can also completely wipe out the value of investments made by early investors, without any person being at fault.

Investors should understand how dilution works and the availability of anti-dilution protection.

Use of Proceeds To The Issuer

Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription, up to $700 per investor, and to the extent any investor invests more than $20,000, the Company will pay the balance of such 3.5% fee. This fee will be refunded in the event we do not raise any funds in this offering. See “Plan of Distribution and Selling Securityholders” for additional discussion of this processing fee.

The fee shall be paid in cash upon disbursement of funds from escrow at the time of each closing. Payment will be made to StartEngine directly from the escrow account maintained for the Offering. The Company acknowledges that StartEngine is responsible for providing instructions to the escrow agent for distribution of funds held pending completion or termination of the Offering.

Assuming a maximum raise of $3,000,000, the net proceeds of this offering would be approximately $2,850,000 after subtracting estimated offering costs of $105,000 to StartEngine Primary, LLC in commissions, and $52,500 in audit, legal, and filings fees. If Bobacino successfully raises the maximum amount under this raise, the Company intends to hire additional personnel in engineering and sales, spend additional on marketing to bring in more leads and customers, in addition to being able to fund a minimum viable product which can be used to begin production.

Assuming a raise of $1,500,000, representing 50% of the maximum offering amount, the net proceeds would be approximately $1,402,500 after subtracting estimated offering costs of $52,500 to StartEngine Primary, LLC in commissions and $52,500 in audit, legal, and filings fees. In such an event, Bobacino would hire fewer personnel in engineering and/or sales and decrease incremental spend on marketing but still be able to fund production of its minimum viable product.

Assuming a raise of the minimum of $25,000, representing 0.83% of the maximum offering amount, net proceeds would be approximately ($20,875) after subtracting estimated offering costs of $875 to StartEngine Primary, LLC in commissions and $52,500 in audit, legal, and filings fees. In such an event, Bobacino would hire three to four engineers and be able to complete a minimum viable product, which would allow it to start production.

The Company does not intend to use any proceeds from this offering to pay back any outstanding promissory notes. The Company does not intend to use any proceeds from this offering to compensate or otherwise make payments to officers or directors of the issuer or any of its subsidiaries.

Please see the table below for a summary our intended use of proceeds from this offering:

	Minimum Offering	Mid-Point Offering	Maximum Offering
Total Raise	$25,000	$1,500,000	$3,000,000
Commissions	$875	$52,500	$105,000
Fixed Costs	$52,500	$52,500	$52,500
Net Proceeds	$(20,875)	$1,402,500	$2,850,000

Percent
Allocation	Category	%	Category	%	Category
25%	Product Development	25%	Product Development	25%	Product Development
50%	Payroll	50%	Payroll	50%	Payroll
10%	General Administrative	10%	General Administrative	10%	General Administrative
15%	Marketing	15%	Marketing	15%	Marketing

Because the offering is a “best efforts,” we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

Our Business

Company History

Bobacino was incorporated on March 6, 2020 when the team saw the growing trend of Boba Tea that was quickly gaining popularity around the world. With a wealth of experience in automation and kitchen technology, the team sees an increasing demand for high quality products and quick, safe, convenient service in the fast food and beverage industry. By combining automation with the Boba Tea trend, we believe we can capture meaningful value and capitalize on a rapidly growing market. Traditional Boba Tea shops are burdened by high labor and real estate costs, and oftentimes sacrifice quality for quick and easy service. Bobacino aims to provide the highest quality of ingredients while delivering a fast, easy experience for consumers.

The CEO, Darian Ahler, previously served as co-founder and Head of Operations at Truebird, which developed a fully automated micro-café that served high-quality espresso to consumers. Before his time at Truebird, he spent many years working in the industrial food processing industry as a mechanical engineer. Darian has deep experience at the intersection of food and automation, with over a dozen years as an engineer, leader, and innovator in the emerging food technology space. His knowledge in this realm is key for understanding the risks and challenges that will need to be overcome for this company to be successful.

Bobacino’s development is amplified through Future VC, LLC (a Wavemaker Partners company), and Future Labs VII, Inc. (dba Wavemaker Labs). Future VC, LLC serves as a lead investor in the Company, while Wavemaker Labs provides access to a team of roboticists and business creatives for Bobacino, reducing costs when compared to other robotics related startups. The team at Wavemaker Labs notably launched an AI-driven robotic kitchen assistant at Miso Robotics. Wavemaker Partners and Wavemaker Labs bring insights related to food technology and robotic R&D, as well as a team of strategic and technical experts to engineer the Bobacino machine. The advantages of being a Wavemaker company are outlined further below.

During the year ended December 31, 2019, one related party customer accounted for 81% of the Company’s revenues. As of December 31, 2019, two related party customers accounted for 100% of the Company’s accounts receivable.

Product Overview

Bobacino has built its first prototype of a fully-automated, fast and easily accessible Boba Tea machine that offers an assortment of flavors and options for consumers at the press of a button. The main attraction within the machine is a 6 axis robotic arm which steals the show by orchestrating the whole process. Once ordered by a customer, the arm grabs an empty cup and fills it with boba pearls (tapioca), ice, tea, milk, and sweetener; then it seals the cup and hands it off to the consumer. All of this takes place within 1 minute.

Fully-Automated - Existing fast food and quick-service restaurants operate under an environment where labor incurs a high operating cost. Bobacino brings a start-to-finish automated boba experience that decreases labor costs, which are very high in traditional brick and mortar restaurants.

Accessible - Since the Bobacino machine is fully automated, it will be able to operate on a 24/7 basis. The current prototype requires a small amount of real estate to operate, allowing the company to decrease the real-estate costs required when compared to traditional brick-and-mortar boba tea restaurants.

The Company has entered a Master Services Agreement (MSA) with Wavemaker Labs to mitigate risks and costs that can typically be associated with building robotics companies. Top engineering talent and complex hardware and equipment can be expensive for a young company with a small team. By entering into this agreement with Wavemaker Labs, Bobacino is able to build and test its prototype at below market costs.

Market

Boba tea (Also known as Bubble Tea) is a Taiwanese drink that originated in Taipei in the late 1980s. Bubble tea drew upon the already established practice of tea drinking in various parts of East Asia and adapted it to create a cooling drink for the summertime. Since its creation in the 1980s, Bubble Tea has grown in popularity and popular chains have set up locations across various Tier 1 and Tier 2 cities across East Asia, Southeast Asia, Europe, and North America. In fact, McDonald’s Germany added bubble tea to their menu back in 2012.

With this growth in popularity, the global market for bubble tea has followed suit and is expected to continue this growth trajectory in the future. The global market for bubble tea was estimated at $5.3B in 2019. This market is expected to continue growing, and it is estimated that the global market will balloon to $8.4B by 2024, according to a report by iCrowd Newswire dated July 7, 2020.

While markets like North America and Europe are “up-and-coming” in terms of overall demand, Asia continues to dominate. Grab, the Singaporean ride-hailing and food delivery service giant, recently conducted a study on the growing obsession over the drink in the Southeast Asian region. The report, titled “Bubble Tea Craze on GrabFood!” stated that bubble tea orders on the platform had increased 3000% over the course of 2018, and as a result, GrabFood now has close to 4,000 bubble tea outlets in its network, a 200% increase in outlets for the region. Grab also found that, on average, Southeast Asians drink 4 cups of boba per month.

In the United States, bubble tea has not been short of a “craze” either. Interest in bubble tea has been growing consistently in terms of Google searches, which can be found on Google Trends. Additionally, the number of venues listed as “bubble tea shop” on location-discovery app and technology platform Foursquare has more than tripled in the last four years, growing from 884 in September 2015 to 2,980 in September 2019, according to data provided by Foursquare, as reported on Eater in an article dated November 5, 2019.

Manufacturing

The strategy for manufacturing will evolve with production volumes, leveraging contract manufacturers to meet initial and medium-term demand while Bobacino builds and fine tunes its internal production lines to service long-term demand. In the near term, all Bobacino products will be produced internally and locally in order to maintain control over quality and cost, and most importantly, to ensure there is a direct source of feedback for ongoing product improvement.

Initial pre-production volumes, roughly on the order of 10-50 units, will be produced in small batches internally and through local manufacturers for certain parts. This will allow Bobacino to rapidly address any issues that may arise and help ensure a smooth ramp-up for the contract manufacturer. Once released for production, demand will be met by a combination of the output from the contract manufacturers along with our own internal production lines, the majority from the contract manufacturer at first. This will allow Bobacino to focus on automation and quality programs without restricting production volumes. As production begins to scale, Bobacino plans to use other manufacturing opportunities for faster production at lower costs.

Sales & Marketing

We believe our automated boba tea machine will resonate with existing boba tea brands and direct consumers because of its fast, easy, and accessible features. We plan to hold a dual revenue stream approach by both offering white-labeled partnerships for existing boba tea restaurants and Bobacino branded machines for a direct-to-consumer model. Because Boba tea is quickly becoming popular globally, we also look to expand towards markets and franchises overseas.

For these reasons, our sales and marketing efforts are reliant upon two approaches.

(1)	Bobacino must establish real estate locations for our Bobacino-owned units. A partnership with a nationwide operation such as co-working spaces, theme parks, or convenience stores would accelerate this side of the business model.

(2)	Bobacino must identify existing boba tea brands, large and small, to capture as customers to white label the Bobacino machines. These chains would benefit from growing their market reach without the significant costs and risks associated with opening new brick and mortar restaurants.

Competition

Within the global bubble tea market, market dominance is concentrated amongst a few key incumbent players, like Cha Time, Gong Cha, and CoCo Fresh Tea & Juice, that were initially established in Taiwan and have since commercialized across various regions. In addition, there are a few homegrown disruptors in the bubble tea space, like Boba Guys and Kung Fu Tea, that were established in the US and are now challenging incumbents with modern versions of traditional recipes and unique product offerings. Out of the incumbent bubble tea chains, CoCo Fresh Tea & Juice, which was founded in Tamsui, Taiwan in 1997, is the oldest and most established with ChaTime and Gong Cha following after. Below is a snapshot of the global presence of the largest active bubble tea chains:

•	CoCo Fresh Tea & Juice (1997)

o    4500 Locations

o    Active Regions: Asia, South Pacific, N. America

o    20 Countries

•	ChaTime (2005)

o    2500 Locations

o    Active Regions: Asia Pacific, N. America, EMEA

o    41 Countries

•	Gong Cha (2006)

o    1500 Locations

o    Active Regions: Asia Pacific, N. America, Europe

o    15 Countries

•	Kung Fu Tea (2009)

o    113 Locations

o    Active Regions: Asia Pacific, N. America

o    6 Countries

•	Vivi Bubble Tea (2007)

o    70 Locations

o    Active Regions: Asia Pacific, N. America

o    1 Country

•	Boba Guys (2011)

o    15 Locations

o    Active Regions: N. America

o    1 Country

In addition to the traditional bubble tea vendors, we have two competitors within the robotics space that are tackling the automation of bubble tea preparation. However, these companies are based outside of the US and therefore are not direct competitors of Bobacino as yet in terms of the markets we are focusing on. Below is a snapshot of the aforementioned companies:

•	KouBei - In March 2019, Taiwanese bubble-tea chain, Happy Lemon, teamed up with Koubei, Alibaba Group’s local-services app, to upgrade its in-store technology, including a new drink-making robot At its pilot store in Shanghai, customers have the option of buying their drinks at a counter manned by employees, or opt for a fully automated experience through robot preparation. The robot prepares and mixes boba tea for customers. It can make 8 different types of drinks with about 40 variations based on customer preferences – each takes 90 seconds. Launched in 2017, there are now ~100 brands that have partnered with Koubei to upgrade their Brick & Mortar locations with in-store technology (online ordering) and autonomous robots. Happy Lemon; however, is the only boba brand they have partnered with.

•	Taiwan Intelligence Robotics Company (TIRC) - TIRC’s Bubble Tea Shaker Robot (BTSR) was originally unveiled at the Taipei Food Show in 2018. In December 2018, BTSR was recognized at the International Innovation Awards (IIA) in Macau. The robot is capable of putting sugar and chewy tapioca pearls into a cup and shaking it vigorously – each glass of boba takes 30-45 seconds to make The machine can shake up to 100 cups per hour. However, the entire process is not automated – the robot still needs people to prepare the tea and tapioca pearls. The Taiwan External Trade Development Council (TAITRA) has been marketing TIRC’s boba robot at trade shows in hopes of using the technology at scale to export boba milk tea globally. As of now, the BTSR is only being used domestically within Taiwan.

Wavemaker Labs and Wavemaker Partners

As a Wavemaker Labs company, Bobacino has access to several valuable resources. Wavemaker is both a venture capital firm and a corporate venture studio under one roof, which brings value to Bobacino in several ways:

Wavemaker Partners: Top-Decile Venture Capital Fund since 2003 with $400mm+ assets under management

●	Capital - Wavemaker is the lead investor of Bobacino and provides valuable insights from over 16 years in the venture ecosystem that will help Bobacino in current and future capital raises.

●	Customer Introductions - With an extensive network, Wavemaker is able to provide Bobacino access to LPs, acquirers, international corporations and other business relationships. Furthermore, Wavemaker Partners is part of the Draper Venture Network, which has 800+ relationships in 550+ corporations around the world. Access to any one of these relationships is one email away.

●	Global Network - Wavemaker is dual headquartered in Los Angeles and Singapore, which gives Bobacino the ability to scale globally with extensive connections across multiple continents.

Wavemaker Labs (Future Labs VII, Inc.): Corporate Innovation Venture Studio

●	Connections - Wavemaker Labs has internal teams spanning finance, marketing, human resources, and operations that can assist Bobacino in growing its business.

●	Resources – Bobacino benefits from free office space, accounting, legal, and various other resources to keep the business lean during its early growth stages.

●	Product Acceleration - In-house roboticists and engineers are devoting time and energy to evaluate and build the initial software and hardware packages for Bobacino.

●	Focus and Track Record - Wavemaker Labs has a history of commercializing robotics in Food and Agriculture, which provides Bobacino with valuable expertise and insights at minimal to no cost.

Employees

The company has a part-time CEO, Darian Ahler, and 3 other part-time employees.

The Company’s Property

The Company currently has no long-term or short-term leases and works out of the offices of Future VC, LLC dba Wavemaker Labs in Santa Monica, CA.

Management’s Discussion and Analysis on Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Operating Results – Fiscal Years Ended June 30, 2020

The Company has not recorded any revenues to date.  Operating expenses in 2018 and 2019 for Future Labs I were $208,900 and $30,641, respectively. These expenses related primarily to marketing and business development activities. Expenses for the Company (Future Pearl Labs) for the 6 months ended June 30, 2020, on a proforma basis, were $314,694, representing primarily research & development activities in order to build our first prototype.  Once we begin manufacturing and selling our product, we expect to derive revenues from selling our boba tea vending machines for an up-front fee, plus a recurring SaaS (Software as a Service) fee.

Liquidity and Capital Resources – Fiscal Year Ended June 30, 2020

As of June 30, 2020, the Company had $37,500 in cash and cash equivalents ($112,494 on a proforma basis).  We currently utilize approximately $54,000 per month to fund our ongoing operations and expect this to increase to $120,000 per month once we have raised the minimum amount of proceeds in this offering and have deployed the funds as described under use of proceeds.

Through June 30, 2020, the Company had received $100,000 in funding from Embark Ventures. After June 30, 2020, the Company expects to raise additional funding through Regulation A+ equity crowdfunding over the next 12-month period. From March to June 2020, Future Labs I, which became a wholly-owned subsidiary of Future Pearl Labs, provided a loan to a related party, Future Labs VII, Inc. This loan was made due to the Company having cash on hand for which it determined it was in its interests to make a loan to Future Labs VII to allow for the accrual of interest and to book the loan towards accounts payable owed to Future Labs VII.

Plan of Operations

We have not yet generated any revenues, and we currently have a small team of part-time employees and consultants that have helped us build a working prototype. If we raise the minimum amount set out in our “Use of Proceeds,” we will begin hiring more engineers to help us complete a fully working prototype and a minimal viable product; based on our projections, we estimate that within 12 months, we will be able to start production.

We believe the minimum offering amount of proceeds will satisfy our cash requirements to implement our plan of operations. If we are able to raise more than the minimum amount, we will be able to speed up production and deploy units in under 12 months. Additionally, raising more than the minimum offering will allow us to hasten development of additional features of our boba tea vending machines, which could result in additional revenue from potential customers. If we raise the maximum amount of funds, we do not anticipate having to raise additional capital for the business. However, raising the minimum amount would likely result in us having to raise additional funds within 12 to 16 months.

Trend Information

The Company has had minimal expenses since launching in early 2020. This remains the case through June 30, 2020.

The Company had begun ramping up research and development of its prototype in early 2020, and by August 2020, had a preliminary prototype. The Company expects to start production and deliver the first batch of working pods in 2021. Prior to that date, we anticipate increased expenses associated with engineering, research and development, business development, marketing, and fundraising. Any delays in the development process can possibly have an effect on the Company’s ability to meet this deadline. These delays could be the result of inadequate financing and capital, lack of manufacturing resources, or unforeseen delays in the development process.

Although many businesses are financially impacted by COVID-19, we believe our product will see an increase in demand due to the touchless nature of the product. However, the effects of COVID-19 are rapidly growing and remain uncertain for the foreseeable future.

Directors, Executive Officers, and Significant Employees

Name	Position	Age	Term in Office
Executive Officers
James Jordan	Chairman	40	Indefinite, appointed March 6, 2020
Darian Ahler	CEO	36	Indefinite, appointed May 11, 2020
Kevin Morris	CFO	38	Indefinite, appointed March 6, 2020
Directors
James Jordan	Director	40	Indefinite, appointed March 6, 2020

Darian Ahler, CEO

The CEO, Darian Ahler, previously served as co-founder and Head of Operations at Truebird (December, 2017-May 2020), which developed a fully automated micro-café that served high-quality espresso to consumers. Before his time at Truebird, Darian was a Mechanical Engineer at AeroFarms from September 2015 through December 2017. In 2014 and 2015 Darian worked as an engineer and product developer for Modulightor and M&D Doors respectively. From 2007 to 2013, he spent over 6 years working in the industrial food processing industry as a mechanical engineer. Darian has deep experience at the intersection of food and automation, with over a dozen years as an engineer, leader and innovator in the emerging food technology space. His knowledge in the realm is key in understanding the risks and challenges that will need to be overcome for this company to be successful.

Kevin Morris, CFO

Our CFO, Kevin Morris, also serves as CFO of Future Labs VI, Inc. (dba Piestro), an autonomous pizzeria; Principal Financial Officer of Future Labs V, Inc. (dba Graze), developer of an autonomous commercial lawnmower; CFO of Future Acres, Inc., developer of an autonomous farm transport robot; and CFO of Miso Robotics, a robotic kitchen assistant company in Southern California. Kevin also oversees operations, finance and strategy at Wavemaker Labs, a corporate venture studio founded in 2016. Previously, Kevin was COO/CFO of Denim.LA, Inc. (dba DSTLD), where he oversaw operations, finance, customer service and market strategy and analytics from 2014-2019. Before DSTLD, Kevin was the Vice President of Sales at Elegant Sports (Adidas Gymnastics) from 2013-2014 and worked at the International Revenue Management sector of American Airlines from 2012-2013. Kevin obtained an MBA from the UCLA Anderson School of Management in 2011.

James Buckly Jordan, Director

James has been a Partner at Wavemaker Partners since 2018 and founded Wavemaker Labs, a corporate venture studio in 2016. He also serves as the CEO of Miso Robotics, a company that produces robotic kitchen assistants in Southern California, and serves as a director of multiple early-stage companies in the robotics space being developed out of Wavemaker Labs, including Future Labs V, Inc. (dba Graze), developer of an autonomous commercial lawnmower; Piestro, Inc., an autonomous pizzeria; and Future Acres, Inc., developer of an autonomous farm transport robot. Previously, James was Manager Partner at early-stage venture fund Canyon Creek Capital, a position he has held since 2010. James (“Buck”) is a technologist and early-stage venture investor with a successful track record of building businesses at the leading edge of technology and in transformative high-growth markets, such as robotics, digital media, and consumer products. He has led investments in successful startups such as Relativity Space, Gyft, Winc, Miso Robotics, ChowNow, Jukin Media and others. His operating expertise was honed during his time as a management consultant, working on Capitol Hill in Senator Arlen Spector’s office, and as an Army Blackhawk Pilot.

Compensation of Directors and Executive Officers

Through December 31, 2020 we compensated our three highest paid directors and executive officers as follows:

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
James Jordan	Director	$0	$0	$0
Darian Ahler	CEO	$0	$0	$0
Kevin Morris	CFO	$0	$0	$0

The Company hired Darian Ahler as CEO on May 11th, 2020. His compensation includes equity compensation of 2% equity in common shares of the Company to be granted as 96,000 stock options, which will fully vest over 4 years with a 1 year cliff. Vesting start date of May 1, 2020. Darian will receive an additional 2% equity (96,000 stock options) once the Company raises $750,000 during this campaign (or multiple rounds). Furthermore, an additional 1% equity (48,000 stock options) will be granted to Darian once the Company signs a commercial agreement worth at least $5,000,000 (including upfront revenue + monthly service fees for a period of 60 months).

Security Ownership of Management and Certain Security Holders

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Class F Stock	James Jordan 1438 9th street. Santa Monica, CA 90401	9,010 shares held directly, and 1,710,583 shares held through Future VC, LLC.	N/A	66.50%
Class F Stock	Future VC, LLC 1438 9th street. Santa Monica, CA 90401	1,710,583 shares held directly	N/A	66.15%
Class F Stock	Embark Ventures (1)	423,528 shares held directly	N/A	16.38%
Common Stock	Darian Ahler 1438 9th street. Santa Monica, CA 90401	N/A	96,000 shares held as stock options	28.16%
Common Stock	All directors and officers as a group	N/A	119,762 shares held as stock options in total	35.12%
Class F Stock	All directors and officers as a group	1,719,593 Class F shares held in total	N/A	66.50%

(1) In February 2021, Embark Ventures, L.P. contributed 164,706 shares of Class F Common Stock to the Company, reducing its ownership interest from 52.60% to 16.38%. No consideration was paid to Embark Ventures by the Company in exchange for this contribution. In conjunction with this transaction, Embark Ventures gave up its Director seat on the Company’s Board of Directors (resulting in the resignation from the Board of Embark Ventures’ representative, Peter Lee); Embark Ventures retains the right to have a representative attend all meetings of the Company’s Board of Directors in a Board Observer capacity.

Amounts are as of December 31, 2020. The final column (Percent of Class) includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

Stock Incentive Plan

Effective September 19, 2020, the Company adopted its Stock Incentive Plan, with 340,968 shares of Common Stock reserved for issuance under the plan. All officers and employees of the company, and certain advisors and contractors will be able to participate in the plan on equal basis.  To date, options to acquire 340,968 have been issued under the plan, which includes 96,000 issued to Darian Ahler and 23,762 issued to Kevin Morris, identified above.

Interest of Management and Others in Certain Transactions

Bobacino has entered a Master Services Agreement with Future Labs VII, Inc. (“Wavemaker Labs”) under which Wavemaker Labs will provide various consulting services to Bobacino in relation to the development of the Bobacino machine. The MSA is included as Exhibit 6.1 to the offering statement of which this offering circular is part. The services performed may include financial, business development, product development, and engineering consulting work pursuant to specific statements of work. Specific anticipated services include the following:

•	System Architecture – Identify key features, components, and mechanisms to determine “make” vs “buy” opportunities for building the Bill of Materials (BOM) of the product.
•	Sourcing – Research and identify cost saving opportunities, determine lead times, and source all major components.
•	Development – Design integrated system.
•	Testing – Record behaviors and debug as needed.
•	Support – Provide ongoing support as needed if budget remains.

Wavemaker Labs has common ownership with the Company via all of its Class F shareholders, including Future VC, LLC, which have the same number of Class F shares in the Company as they do in Future Labs VII, Inc. As a part of this MSA, Wavemaker Labs will invoice the Company as much as twice a month for each hour of labor exerted and all materials expenses.

Securities Being Offered

General

The Company is offering Common Stock to investors in this offering. As such, under this Offering Statement, of which this Offering Circular is part, the Company is qualifying up to 1,255,230 shares of Common Stock, plus up to 251,046 shares of Common Stock to be issued as Bonus Shares, and up to 25,105 shares of Common Stock to be issued to StartEngine Primary, LLC as commission. The shares of Common Stock will be subject to an irrevocable proxy whereby all voting rights will be held by the company's President, James Jordan.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and our Bylaws, copies of which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of our capital stock, you should refer to our Certificate of Incorporation, and our Bylaws, and applicable provisions of the Delaware General Corporation Law.

Immediately following the completion of this Offering, our authorized capital stock consists of 48,000,000 shares of Common Stock, $0.0001 par value per share, 24,000,000 shares of Class F Stock, $0.0001 par value per share and 24,000,000 shares of Preferred Stock, $0.0001 par value per share.

Common Stock

Voting Rights and Proxy

Each holder of Common Stock has the right to one vote per share of Common Stock, and be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holders of Class F Stock and Common Stock will vote together as a single class on all matters, except as required by applicable law. The subscription agreement that investors will execute in connection with this offering grants an irrevocable proxy to the Company’s President, James Jordan, to (i) vote all securities held of record by the investor , (ii) give and receive notices and communications, (iii) execute any written consent, instrument or document that the President determines is necessary or appropriate at the President’s complete discretion, and (iv) take all actions necessary or appropriate in the judgment of the President for the accomplishment of the foregoing. The proxy will survive the death, incompetency and disability of an individual investor and, if an investor is an entity, will survive the merger or reorganization of the investor or any other entity holding the shares of Common Stock. The proxy will also be binding upon the heirs, estate, executors, personal representatives, successors and assigns of an investor (including any transferee of the investor). Any transferee of the investor becomes party to the subscription agreement and must agree to be bound by the terms of the proxy. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock or five years from the date of execution of the subscription agreement. The full subscription agreement appears as Exhibit 4 to the Offering Statement of which this Offering Circular forms a part.

Election of Directors

Elections of directors don’t need to be by written ballot unless the Bylaws of the Corporation shall so provide.

Dividend Rights

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class F Stock and Common Stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors; provided, however, that in the event that such dividends are paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of shares of Class F Stock shall, in lieu thereof, receive shares of Class F Stock or rights to acquire shares of Class F Stock, as the case may be, and the holders of shares of Common Stock shall receive shares of Common Stock or rights to acquire shares of Common Stock, as the case may be.

Liquidation Rights

In the event of any Liquidation Event, whether voluntary or involuntary, the entire assets and funds of the Corporation legally available for distribution will be distributed among the holders of the Class F Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Class F Stock into Common Stock). A "Liquidation Event" shall include (i) any acquisition of the company by means of merger or other form of corporate reorganization in which outstanding shares of the company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary and in which the holders of capital stock of the company hold less than a majority of the voting power of the surviving entity (other than a mere reincorporation transaction), (ii) a sale of all or substantially all of the assets of the company, (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the company's securities), of the company's then outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the company, or (iv) a liquidation, dissolution or winding up of the company.

Other Rights

Neither the Class F Stock nor the Common Stock is redeemable by any holder thereof.

Class F Stock

Dividend Rights

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class F Stock and Common Stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors; provided, however, that in the event that such dividends are paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of shares of Class F Stock shall, in lieu thereof, receive shares of Class F Stock or rights to acquire shares of Class F Stock, as the case may be, and the holders of shares of Common Stock shall receive shares of Common Stock or rights to acquire shares of Common Stock, as the case may be.

Election of Directors

Elections of directors don’t need to be by written ballot unless the Bylaws of the Corporation shall so provide.

Voting Rights

Except as otherwise expressly provided in the Certificate of Incorporation or as required by law, each holder of the Class F is entitled to one vote for each share of Common Stock into which such Class F Stock could then be directly converted. Holders of Class F Stock are entitled to vote on all matters submitted to a vote of the stockholders as a single class with the holders of Common Stock in accordance with the terms of the Company’s Certificate of Incorporation.

Protective Provisions

As long as any shares of Class F Stock shall be issued and outstanding, the company shall not, without first obtaining the approval of the holders of a majority of the outstanding shares of Class F Stock, (i) amend, alter or repeal any provision of the Certificate of Incorporation or bylaws of the company if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, the Class F Stock; (ii) increase or decrease the authorized number of shares of Class F Stock or Common Stock; (iii) liquidate, dissolve or wind-up the business and affairs of the company, effect any merger or consolidation or any other Liquidation Event; or (iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock.

Liquidation Rights

In the event of any Liquidation Event, whether voluntary or involuntary, the entire assets and funds of the Corporation legally available for distribution will be distributed among the holders of the Class F Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Class F Stock into Common Stock).

Conversion Rights

Conversion into Common Stock. Each share of Class F Stock is convertible at any time after the date of issuance of such share into one fully paid and nonassessable share of Common Stock. Each share of Class F Stock shall automatically be converted into one fully paid and nonassessable share of Common Stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Class F Stock. Any transfer of a share of Class F Stock, with certain exceptions, shall be deemed an election by the holder thereof to convert such share into Common Stock and each such transferred share of Class F Stock shall automatically convert into one share of Common Stock, effective immediately prior to such transfer.

Conversion into Preferred Stock. Upon each equity financing in which the company sells and issues shares of Preferred Stock for an aggregate purchase price of at least $1,000,000, ten percent (10%) of the shares of Class F Stock held by each holder of Class F Stock will automatically convert into shares of the series of Preferred Stock that is issued in such equity financing at the then applicable Conversion Ratio. "Conversion Ratio" means, for each such equity financing, the inverse of the ratio at which a share of Preferred Stock issued in such equity financing is convertible into Common Stock of the Corporation. In addition, any share of Class F Stock that is sold by the holder thereof in connection with such an equity financing shall, subject to restrictions on the transfer of such share under the bylaws or applicable agreements, automatically convert into shares of the Preferred Stock sold in such equity financing at the applicable Conversion Ratio, effective immediately upon the purchase of such share of Class F Stock by an investor in connection with such equity financing.

Additional Provisions applicable to Common Stock and Class F Stock

If the company in any manner subdivides (whether by stock split, subdivision, dividend, distribution or otherwise) or combines (whether by reverse split or otherwise) the outstanding shares of Common Stock or Class F Stock, then the outstanding shares of the other class of stock shall be subdivided or combined in the same manner.

In the event that the company shall enter into any consolidation, merger, combination or other transaction or series of related transactions in which shares of Common Stock or Class F Stock are exchanged for or converted into other stock or securities, or the right to receive cash or any other property, then, and in such event, the shares of Class F Stock and Common Stock shall be entitled to be exchanged for or converted into the same kind and amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of the other class of stock is exchanged or converted.

Blank Check Preferred Stock

Preferred Stock may be divided into such number of series as our Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the numbers of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series.

Provisions of Note in Our Bylaws

Under Article VII of our Bylaws, the sole and exclusive judicial forum for the following actions will be the Court of Chancery of the State of Delaware:

(1) Any derivative action or proceeding brought on behalf of the Corporation;

(2) Any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders;

(3) Any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws;

(4) Any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; or

(5) Any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. This provision does not apply to actions arising under the Securities Act. Further, it does not apply to actions arising under the Exchange Act as Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Plan of Distribution and Selling Security Holders

Plan of Distribution

The company is offering up to 1,255,230 shares of Common Stock on a best efforts basis, up to 251,046 shares of Common Stock as Bonus Shares, and up to 25,105 shares of Common Stock to be issued to StartEngine Primary, LLC as commission under this Offering Statement, of which this Offering Circular is part. We intend for this offering to continue for up to one year following qualification by the SEC, or until sooner terminated by the company.

The company has engaged StartEngine Primary, LLC (“StartEngine Primary”) as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities, including soliciting potential investors on a best efforts basis. As such, StartEngine Primary is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.startengine.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

In addition, we have engaged an affiliate of StartEngine Primary, StartEngine Crowdfunding, Inc. to perform administrative and technology-related functions in connection with this offering on its platform.  StartEngine Primary will use its online platform to provide technology tools to allow for the sales of securities in this offering.  In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the online platform. We will reimburse StartEngine Crowdfunding for the following expenses (i) any applicable fees for fund transfers, (ii) all credit card charges charged to StartEngine Crowdfunding by its credit card processor (typically 3.5%), (iii) escrow agent fees charged to StartEngine Crowdfunding by third party escrow agents, and (iv) fees charged in connection with chargebacks or payment reversals.

Commissions and Discounts

The following table shows the total discounts and commissions payable to the placement agents in connection with this offering:

Per Share
Public Offering Price	$2.39
StartEngine Processing Fee	$0.08
Offering Price Per Share	$2.47
Placement Agent Commission	$0.08
Proceeds, before expenses, to us	$2.31

Investors will pay a cash processing fee of 3.5% to StartEngine Primary on sales of securities into states in which it is registered, up to $700 per investor, and to the extent any investor invests more than $20,000, the Company will pay the balance of such 3.5% processing fee.

The company will also be required to issue to StartEngine Primary Common Stock in an amount equal to 2% of the shares sold in this offering raised through StartEngine Primary (excluding Bonus Shares). If we raise the maximum amount in this offering, we would issue approximately 25,105 shares to StartEngine Primary. Shares issued to StartEngine Primary will be subject to a lock-up provision in accordance with FINRA requirements. These shares will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales in this offering, pursuant to FINRA Rule 5110(e)(1), subject to limited exceptions.

Other Terms

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

•	design, build, and create the company’s campaign page,
•	provide the company with a dedicated account manager and marketing consulting services,
•	provide a standard purchase agreement to execute between the company and investors, which may be used at Company’s option and
•	coordinate money transfers to the company.

In addition to the commission described above, the company will also pay $15,000 to StartEngine Primary for out of pocket accountable expenses paid prior to commencing. This fee will be used for the purpose of coordinating filings with regulators and conducting a compliance review of the company’s offering. Any portion of this amount not expended and accounted for will be returned to the company. Assuming the full amount of the offering is raised, we estimate that the total fees and expenses of the offering payable by the company to StartEngine Primary will be approximately $120,000 in cash, plus 25,105 shares of Common Stock, which represents 2% of the number of shares of Common Stock sold, excluding any issued Bonus Shares.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine Crowdfunding”), an affiliate of StartEngine Primary, at the domain name www.startengine.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost and the company will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks, pursuant to a Credit Card Services Agreement.

Split Fee

In each case StartEngine Primary may charge investors a fee of 3.5%, in which case the commission set forth above shall be reduced commensurately. In the event an investor invests in excess of $20,000, such investor fee shall be limited to $700 and Company shall pay the 3.5% additional commission with respect to any amount in excess of $20,000

The fee shall be paid in cash upon disbursement of funds from escrow at the time of each closing. Payment will be made to StartEngine directly from the escrow account maintained for the Offering. The Company acknowledges that StartEngine is responsible for providing instructions to the escrow agent for distribution of funds held pending completion or termination of the Offering.

Bonus Shares for Certain Investors

Certain investors in this offering are eligible to receive bonus shares of Common Stock, which effectively gives them a discount on their investment. Those investors will receive, as part of their investment, additional shares for their shares purchased (“Bonus Shares”) up to 251,046 or 20% of the shares they purchase, depending upon the investment level of such investors. Investors that invest at least $500 in this offering will receive a 5% bonus. Investors that invest at least $2,000 will receive a 10% bonus. Investors that invest at least $5,000 will receive a 15% bonus. Investors that invest at least $10,000 will receive a 20% bonus.

The StartEngine processing fee will be assessed on the full share price of $2.39 and not the effective, post bonus, price.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

Transfer Agent services (StartEngine Secure, LLC) will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register.

Subscription Procedure

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date), provided that the minimum offering amount has been met. Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until both the minimum offering amount has been reached and a closing has occurred. However, in the event we have not sold the minimum amount of shares by the date that is one year from the qualification of this offering with the Commission, or sooner terminated by the Company, any money tendered by potential investors will be promptly returned by the Escrow Agent. Upon closing, funds tendered by investors will be made available to the Company for its use.

The minimum investment in this offering is $519.47, or 31 shares of Common Stock. This minimum investment amount includes the 3.5% fee payable to StartEngine.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The subscription procedure is summarized as follows:

1.	Go to the company’s page on www.startengine.com/bobacino and click on the “Invest Now” button;
2.	Complete the online investment form;
3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a state or federal court of competent jurisdiction within the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. To the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Proxy

The subscription agreement grants an irrevocable proxy to the company’s President, James Jordan, to (i) vote all securities held of record by the investor, (ii) give and receive notices and communications, (iii) execute any written consent, instrument or document that the President determines is necessary or appropriate at the President’s complete discretion, and (iv) take all actions necessary or appropriate in the judgment of the President for the accomplishment of the foregoing. The proxy will survive the death, incompetency and disability of an individual investor and, if an investor is an entity, will survive the merger or reorganization of the investor or any other entity holding the shares of Common Stock. The proxy will also be binding upon the heirs, estate, executors, personal representatives, successors and assigns of an investor (including any transferee of the investor). Any transferee of the investors party to the subscription agreement must agree to be bound by the terms of the proxy. The proxy will terminate upon the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock or the effectiveness of a registration statement under the Exchange Act covering the Common Stock.

Future Pearl Labs, Inc.

A Delaware Corporation

Financial Statements and Independent Auditor’s Report

March 6, 2020 (inception)

F-1

FUTURE PEARL LABS, INC.

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	F-3

FINANCIAL STATEMENT AS OF MARCH 6, 2020 (INCEPTION):

Balance Sheet	F-5

Notes to Financial Statements	F-6 – F-10

F-2

To the Board of Directors of

Future Pearl Labs, Inc.

Santa Monica, California

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statement

We have audited the accompanying balance sheet of Future Pearl Labs, Inc. (the “Company”) as of March 6, 2020 (inception) and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-3

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Future Pearl Labs, Inc. as of March 6, 2020 (inception), in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statement, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

October 29, 2020

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-4

FUTURE PEARL LABS, INC.

BALANCE SHEET

As of March 6, 2020 (inception)

ASSETS
Current Assets:
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities	$-

Stockholders' Equity (Deficit):
Common Stock, $0.0001 par value, 4,000,000 shares authorized, no shares issued and outstanding as of March 6, 2020 (inception)	-
Class F Stock, $0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of March 6, 2020 (inception)	-
Preferred Stock, $0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of March 6, 2020 (inception)	-

Additional paid-in capital	-
Retained earnings	-
Total Stockholders' Equity (Deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-5

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

As of March 6, 2020 (inception)

NOTE 1: NATURE OF OPERATIONS

Future Pearl Labs, Inc. (the “Company”) is a corporation organized March 6, 2020 under the laws of Delaware. The Company was formed to create automatic vending machines for bubble tea.

As of March 6, 2020 (inception), the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet commenced planned principal operations, plan to incur significant costs in pursuit of its capital financing plans, and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to obtain additional capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See accompanying Independent Auditor’s Report

F-6

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

As of March 6, 2020 (inception)

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of March 6, 2020 (inception), the Company has not established a deposit account with a financial institution.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

See accompanying Independent Auditor’s Report

F-7

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

As of March 6, 2020 (inception)

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards.  Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company estimates it has net operating loss carryforwards of $0 as of March 6, 2020 (inception). The Company pays taxes at an effective blended rate of 28% and has used this effective rate to derive a net deferred tax asset of $0 as of March 6, 2020 (inception). Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards before they begin to expire, the Company has recorded a full valuation allowance to reduce the net deferred tax asset to zero.

The Company files U.S. federal and state income tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has authorized 4,000,000 shares of $0.0001 par value Common Stock, 2,000,000 shares of $0.0001 par value of Class F Stock and 2,000,000 shares of $0.0001 par value of Preferred Stock. As of March 6, 2020 (inception), no shares of any class were issued or outstanding.

If and upon a liquidation of the Company, the holders of Common stock and Class F Stock have rights to all available net assets available for distribution on a pro rata basis.

Class F Stock have conversion rights, at the holders’ election, into shares of Common Stock at a dilution protected one-to-one ratio. Additionally, if and upon each future equity financing of over $1,000,000 (as further defined in the articles of incorporation) 10% of the outstanding Class F Stock automatically convert into shares of preferred stock in the triggering equity financing at a conversion rate based on the number of shares of common stock into which the preferred stock are to convert into.

Class F and Common Stock have voting rights, where preferred stock rights will be established in the future with the creation of each series of preferred stock.

See accompanying Independent Auditor’s Report

F-8

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

As of March 6, 2020 (inception)

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company plans to adopt this new standard effective at its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 6: SUBSEQUENT EVENTS

Stock Issuances

In March 2020, the Company entered into an agreement with Wavemaker Labs, a related party under common control, for technology and product development services. In 2020 and subsequent to the inception date, the Company has incurred $635,033 of fees under this agreement of which $304,055 is payable in the form of an uncapped convertible note at a 20% discount to the next financing event. If costs are incurred under this agreement while there is a live fundraising round, 50% of the payments will be in the form of stock grants.

On March 20, 2020, the Company issued 200,000 shares of Class F Stock to Embark Ventures, LLP at a price per share of $0.50 for an aggregate purchase price of $100,000.

In September 2020, the Board authorized the Company’s Stock Incentive Plan to issue a total of 27,802 options to purchase shares of common stock and granted 27,801 options to employees with an exercise price of $0.50 per share.

In October 2020, Future VC, LLC contributed 2,373,199 common shares in Future Labs I, Inc. in exchange for 142,549 shares of Class F Stock of the Company. In conjunction with this transaction, Future VC, LLC contributed $100,000 in cash. Both Future VC, LLC and Future Labs I, Inc. are related parties of the Company.

See accompanying Independent Auditor’s Report

F-9

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

As of March 6, 2020 (inception)

In October 2020, several shareholders contributed a total of 626,801 common shares in Future Labs I, Inc. in exchange for 37,649 shares of Class F stock of the Company pro-rata based on their ownership in Future Labs I, Inc.

Management’s Evaluation

Management has evaluated subsequent events through October 29, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s Report

F-10

Future Pearl Labs, Inc.

A Delaware Corporation

Financial Statements

June 30, 2020

F-11

FUTURE PEARL LABS, INC.

BALANCE SHEET

As of June 30, 2020

ASSETS
Current assets:
Cash	$37,500
TOTAL ASSETS	$37,500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$251,694
Total liabilities	251,694

Stockholders' equity (deficit):
Common stock, $0.0001 par value; 4,000,000 shares authorized no shares issued and outstanding as of June 30, 2020	-
Class F stock, $0.0001 par value; 2,000,000 shares authorized 200,000 shares issued and outstanding as of June 30, 2020 as of December 31, 2019 and 2018	20
Preferred stock, $0.0001 par value; 2,000,000 shares authorized no shares issued and outstanding as of June 30, 2020	-
Additional paid-in capital	99,980
Retained earnings (accumulated deficit)	(314,194)
Total stockholders' equity (deficit)	(214,194)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$37,500

F-12

FUTURE PEARL LABS, INC.

STATEMENT OF OPERATIONS

For the period from March 6, 2020 (inception) to June 30, 2020

Net revenues	$-

Operating expenses:
Research and development	277,466
General and administrative	36,728
Total operating expenses	314,194

Loss from operations	(314,194)

Net loss	$(314,194)

F-13

FUTURE PEARL LABS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the period from March 6, 2020 (inception) to June 30, 2020

							Additional		Total
	Common Stock		Class F Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at March 6, 2020 (inception)	-	$-	-	$-	-	$-	$-	$-	$-
Issuance of common stock for cash	-	-	200,000	20	-	-	99,980	-	100,000
Net loss	-	-	-	-	-	-	-	(314,194)	(314,194)
Balance at June 30, 2020	-	$-	200,000	$20	-	$-	$99,980	$(314,194)	$(214,194)

F-14

FUTURE PEARL LABS, INC.

STATEMENT OF CASH FLOWS

For the period from March 6, 2020 (inception) to June 30, 2020

Cash flows from operating activities:
Net loss	$(314,194)
Changes in operating assets and liabilities:
Accounts payable	251,694
Net cash used in operating activities	(62,500)

Cash flows from financing activities:
Proceeds from capital contributions	100,000
Net cash provided by financing activities	100,000

Net increase in cash	37,500
Cash at beginning of the period	-
Cash at end of the period	$37,500

F-15

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from March 6, 2020 (inception) to June 30, 2020

NOTE 1: NATURE OF OPERATIONS

Future Pearl Labs, Inc (the “Company”) is a corporation organized March 6, 2020 under the laws of Delaware. The Company was formed to create automatic vending machines for bubble tea.

As of June 30, 2020 inception, the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred losses of $314,194 for the period ended June 30, 2020. The Company has not yet commenced planned principal operations, plan to incur significant costs in pursuit of its capital financing plans, and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to obtain additional capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of June 30, 2020, all of the Company's cash were held at one accredited financial institution.

F-16

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from March 6, 2020 (inception) to June 30, 2020

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized to date.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

F-17

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from March 6, 2020 (inception) to June 30, 2020

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards.  Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company estimates it has net operating loss carryforwards of $0 as of March 6, 2020 (inception). The Company pays taxes at an effective blended rate of 28% and has used this effective rate to derive a net deferred tax asset of $0 as of March 6, 2020 (inception). Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards before they begin to expire, the Company has recorded a full valuation allowance to reduce the net deferred tax asset to zero.

The Company files U.S. federal and state income tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has authorized 4,000,000 shares of $0.0001 par value Common Stock, 2,000,000 shares of $0.0001 par value of Class F Stock and 2,000,000 shares of $0.0001 par value of Preferred Stock. As of March 6, 2020 (inception), no shares of any class were issued or outstanding.

If and upon a liquidation of the Company, the holders of Common stock and Class F Stock have rights to all available net assets available for distribution on a pro rata basis.

Class F Stock have conversion rights, at the holders’ election, into shares of Common Stock at a dilution protected one-to-one ratio. Additionally, if and upon each future equity financing of over $1,000,000 (as further defined in the articles of incorporation) 10% of the outstanding Class F Stock automatically convert into shares of preferred stock in the triggering equity financing at a conversion rate based on the number of shares of common stock into which the preferred stock are to convert into.

Class F and Common Stock have voting rights, where preferred stock rights will be established in the future with the creation of each series of preferred stock.

On March 20, 2020, the Company issued 200,000 shares of Class F Stock to Embark Ventures, LLP at a price per share of $0.50 for an aggregate purchase price of $100,000.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company plans to adept this new standard effective at its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

F-18

FUTURE PEARL LABS, INC.

NOTES TO FINANCIAL STATEMENTS

For the period from March 6, 2020 (inception) to June 30, 2020

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 6: SUBSEQUENT EVENTS

In September 2020, the Board authorized the Company’s Stock Incentive Plan to issue a total of 27,802 options to purchase shares of common stock and granted 19,802 options to employees with an exercise price of $0.50 per share.

In October 2020, Future VC, LLC contributed 2,373,199 common shares in Future Labs I, Inc. in exchange for 142,549 shares of Class F Stock of the Company. In conjunction with this transaction, Future VC, LLC contributed $100,000 in cash. Both Future VC, LLC and Future Labs I, Inc. are related parties of the Company.

In October 2020, several shareholders contributed a total of 626,801 common shares in Future Labs I, Inc. in exchange for 37,649 shares of Class F stock of the Company pro-rata based on their ownership in Future Labs I, Inc.

Dues to these stock exchanges, Future Labs I, Inc. became a wholly-owned subsidiary of the Company.

Management’s Evaluation

Management has evaluated subsequent events through November 10, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-19

FUTURE LABS I, INC.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2019 AND 2018

F-20

To the Board of Directors of

Future Labs I, Inc.

Santa Monica, CA

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Future Labs I, Inc., which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-21

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Future Labs I, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not generated profits since inception, has sustained net losses of $41,226 and $221,776 for the years ended December 31, 2019 and 2018, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2019 and 2018. As of December 31, 2019, the Company had an accumulated deficit of $287,588 and limited liquid assets with $556 of cash held. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

November 11, 2020

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-22

FUTURE LABS I, INC.

BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$556	$31,032
Accounts receivable, related party	79,151	32,522
Inventory	-	22,988
Total assets	$79,707	$86,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,500	$-
Accrued expenses	1,828	19,367
Loan payable, related party	50,430	-
Total liabilities	53,758	19,367

Commitments and contingencies (Note 9)

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 10,000,000 shares authorized, 3,000,000 shares issued and outstanding as of both December 31, 2019 and 2018	300	300
Additional paid-in capital	313,237	313,237
Accumulated deficit	(287,588)	(246,362)
Total stockholders' equity	25,949	67,175
Total liabilities and stockholders' equity	$79,707	$86,542

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-23

FUTURE LABS I, INC.

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2019	2018
Net revenue, related party	$11,927	$880
Cost of net revenue	21,397	3,756
Gross profit (loss)	(9,469)	(2,876)

Operating expenses:
Sales and marketing	1,831	12,184
General and administrative	28,810	196,716
Total operating expenses	30,641	208,900

Loss from operations	(40,111)	(211,776)

Other income (expense):
Interest expense, related party	(1,116)	-
Other expense	-	(10,000)
Total other income (expense), net	(1,116)	(10,000)

Provision for income taxes	-	-
Net loss	$(41,226)	$(221,776)

Weighted average common shares outstanding - basic and diluted	3,000,000	2,486,349
Net loss per common share - basic and diluted	$(0.01)	$(0.09)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-24

FUTURE LABS I, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances at December 31, 2017	-	$-	626,801	$63	$313,274	$(24,586)	$288,751
Issuance of common stock	-	-	2,373,199	237	(37)	-	200
Net loss	-	-	-	-	-	(221,776)	(221,776)
Balances at December 31, 2018	-	-	3,000,000	300	313,237	(246,362)	67,175
Net loss	-	-	-	-	-	(41,226)	(41,226)
Balances at December 31, 2019	-	$-	3,000,000	$300	$313,237	$(287,588)	$25,949

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-25

FUTURE LABS I, INC.

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(41,226)	$(221,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable, related party	(46,629)	(32,522)
Inventory	22,988	(22,988)
Accounts payable	1,500	-
Accrued expenses	(17,539)	(5,219)
Net cash used in operating activities	(80,906)	(282,505)
Cash flows from financing activities:
Proceeds from related party loans	78,500	-
Repayments of related party loans	(28,070)	-
Proceeds from issuance of common stock	-	200
Net cash provided by financing activities	50,430	200
Net change in cash and cash equivalents	(30,476)	(282,305)
Cash and cash equivalents at beginning of year	31,032	313,337
Cash and cash equivalents at end of year	$556	$31,032

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-26

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Future Labs I, Inc. (the “Company”), doing business as BentoBots, is a corporation formed on November 30, 2017 under the laws of Delaware. The Company was formed to sell robotic kitchen equipment. The Company is headquartered in Santa Monica, California.

The Company’s activities since inception have consisted primarily of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $41,226 and $221,776 for the years ended December 31, 2019 and 2018, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2019 and 2018. As of December 31, 2019, the Company had an accumulated deficit of $287,588 and limited liquid assets with $556 of cash. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company’s fiscal year is December 31.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the valuations of common stock. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2019 and 2018, all of the Company's cash and cash equivalents were held at one accredited financial institution.

F-27

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Accounts Receivable

Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2019 and 2018, the Company determined an allowance for doubtful accounts was not necessary.

Inventory

Inventory is stated at the lower of cost or market and accounted for using the specific identification cost method. As of December 31, 2018, inventory consisted of kitchen equipment purchased from the Company’s suppliers.

Revenue Recognition

Prior to the adoption of ASC 606, in 2018 the Company recognized revenue when it was realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2019 and 2018 reflect the application of ASC 606. There were no cumulative impacts that were made.

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, the Company derives its revenue from hardware and food sales.

F-28

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

Collaboration Agreements

Per ASC Topic 808-10-15-5, a collaborative arrangement within the scope of this ASC Topic 606 may be partially within the scope of other Topics, including, but not limited to, Topic 606 on revenue from contracts with customers. A collaborative arrangement is partially within the scope of Topic 606 if a unit of account, identified as a promised good or service (or bundle of goods or services) that is distinct within the collaborative arrangement is with a customer. An entity shall apply the guidance in Topic 606 to a unit of account that is within the scope of that Topic, including the recognition, measurement, presentation, and disclosure requirements. If a portion of a distinct bundle of goods or services is not with a customer, the unit of account is not within the scope of Topic 606.

For a collaborative arrangement that is wholly or partially outside the scope of other Topics, including Topic 606, the unit of account, recognition, and measurement for the unit(s) of account outside the scope of other Topics, including Topic 606, shall be based on an analogy to authoritative accounting literature or, if there is no appropriate analogy, a reasonable, rational, and consistently applied accounting policy election.

Per ASC 808-10-45-1, participants in a collaborative arrangement shall report costs incurred and revenue generated from transactions with third parties (that is, parties that do not participate in the arrangement) in each entity’s respective income statement pursuant to the guidance on principal versus agent considerations.

Concentrations

During the year ended December 31, 2019, one related party customer accounted for 81% of the Company’s revenues. As of December 31, 2019, two related party customers accounted for 100% of the Company’s accounts receivable. As of December 31, 2018, one related party customer accounted for 100% of the Company’s accounts receivable.

The Company is dependent on third-party vendors to supply inventory and products for research and development activities and parts for building products. In particular, the Company relies and expects to continue to rely on a small number of vendors. The loss of one of these vendors may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred.

Concentrations

The Company is dependent on third-party vendors to supply inventory and products for research and development activities and parts for building products. In particular, the Company relies and expects to continue to rely on a small number of vendors. The loss of one of these vendors may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

F-29

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As of December 31, 2019 and 2018, there were no potentially dilutive securities.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact on its financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. The accounting remains different for attribution, which represents how the equity-based payment cost is recognized over the vesting period, and a contractual term election for valuing nonemployee equity share options. ASU 2018-07 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 with early adoption permitted. The Company has adopted this standard effective January 1, 2019.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard effective January 1, 2019.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	COLLABORATION AGREEMENT

In 2018, the Company entered into an agreement with a related party for a dark kitchen concept on food sales. Per evaluation of ASC 606 and ASC 808, the Company determined that the arrangement is a collaboration rather than a contract with a customer. The related party does not obtain goods or services that are the output of the Company’s ordinary activities in exchange for consideration. Each party is an active participant and subject to both the risks and rewards contingent on the activity’s commercial success.

During the years ended December 31, 2019 and 2018, the Company recorded a receivable from the related party for revenue and cost-sharing purposes. This type of consideration is not within the scope of any Topic, nor does any Topic apply by analogy; therefore, the Company should apply an accounting policy election to evaluate each part of the receivable based on the nature of the associated activity. The portion of the receivable related to the Company’s share of revenue would be treated as an increase to collaboration revenue, whereas the portion of the receivable reimbursing the Company would be a reduction of cost of revenue.

The Company’s collaboration revenue and its associated cost of revenue should be presented on a net basis because, under ASC 606, the Company is considered an agent in sales transactions with third parties. The Company can apply ASC 606 only by analogy because the related party is not a customer. Because ASC 606 is applied by analogy, net collaboration revenue must be presented separately from revenue from contracts with customers.

F-30

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

The following amounts were presented net based on the conclusion above:

	Year Ended
	December 31,
	2019	2018
Revenues	$11,927	$880
Cost of revenues and operating expenses	(38,441)	(33,401)
Net loss	$(26,514)	$(32,521)

5.	LOAN PAYABLE, RELATED PARTY

The following is a summary of related party loan payables as of December 31, 2019 and 2018:

				Accrued Interest	Outstanding Balance as of
	Agreement	Maturity	Interest	as of December 31,	December 31,
Name	Date	Date	Rate	2019	2019	2018
Future VC, LLC	5/14/2019	5/14/2020	3%	$1,098	$46,930	$-
Future Labs V, Inc.	10/31/2019	10/31/2020	3%	18	3,500	-
				$1,116	$50,430	$-

From February to May 2019, the Company received proceeds of $75,000 from Future VC, LLC. In 2019, the Company repaid $28,070 of these loans.

During the year ended December 31, the Company incurred interest expense of $1,116, which remains unpaid as of December 31, 2019.

All notes are secured by the Company’s assets. For all notes, upon the occurrence of a change in control of the noteholder, all outstanding indebtedness under these notes will become immediately due and payable upon the closing of the acquisition.

6.	STOCKHOLDERS’ EQUITY

As of December 31, 2019, the Company's certificate of incorporation, as amended and restated, authorized the Company to issue two classes of stock: Preferred Stock and Common Stock. The Company is authorized to issue 5,000,000 shares of Preferred Stock and 10,000,000 shares of common stock. Both classes of stock have a par value of $0.0001 per share. The Preferred Stock is convertible into shares of common stock.

As of December 31, 2019 and 2018, there were no shares of Preferred Stock issued or outstanding.

The holders of each class of stock shall have the following rights and preferences:

Voting

The holders of Preferred are entitled to vote, together with the holders of common stock as a single class, on all matters submitted to stockholders for a vote and have the right to vote the number of shares equal to the number of shares of common stock into which each share of Preferred Stock could convert on the record date for determination of stockholders entitled to vote.

Dividends

The holders of Preferred Stock and common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

F-31

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event, the Preferred stockholders shall be entitled to a liquidation preference prior to common stockholders.

Redemption

No class of stock shall have any redemption rights.

Stock Transactions

In December 2017, the Company issued to its founder and outside investors a total of 626,801 shares of common stock at $0.50 per share for total proceeds of $313,337.

During March 2018, the Company issued 2,373,199 shares of common stock to a related party for total proceeds of $200.

These stock issuances were conducted under terms of a shareholder agreement, which includes restrictions on transfer and a Company repurchase option if certain triggering events occur, but contains no vesting provisions.

As of both December 31, 2019 and 2018, the Company had 3,000,000 shares of common stock issued and outstanding.

7.	INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to cash to accrual differences and net operating loss carryforwards. As of December 31, 2019 and 2018, the Company had net deferred tax assets before valuation allowance of $67,623 and $55,625, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$78,894	$63,554
Deferred tax liabilities	(11,631)	(7,929)
Valuation allowance	(67,263)	(55,625)
Net deferred tax assets	$-	$-

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the years ended December 31, 2019 and 2018, cumulative losses through December 31, 2019, and no history of generating taxable income. Therefore, valuation allowances of $67,623 and $55,625 were recorded as of December 31, 2019 and 2018, respectively. Valuation allowance increased by $11,638 and $55,625 during the years ended December 31, 2019 and 2018, respectively. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 28.0%. The effective rate is reduced to 0% for 2019 and 2018 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2019 and 2018, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of $280,661 and $226,089.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

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FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected the Company, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring deferred tax assets and liabilities, as well as reassessing the net realizability of our deferred tax assets and liabilities. The Company used the new tax rates in calculating its 2018 deferred tax assets.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception, other than minimum state tax. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2017-2019 tax years remain open to examination.

8.	RELATED PARTY TRANSACTIONS

Refer to Note 4 for the Company’s collaboration agreement with a related party. The Company’s net revenue and related accounts receivable are primarily with this related entity, which is owned by an investor of the Company.

Refer to Note 5 for detail on the Company’s loan payables with related parties.

9.	COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

10.	SUBSEQUENT EVENTS

From March to June 2020, the Company provided a loan to a related party, Future Labs VII, Inc. for $32,700.

In July 2020, the Company repaid $24,000 of its outstanding loan payable to Future VC, LLC.

In October 2020, Future VC, LLC contributed 2,373,199 common shares in the Company in exchange for 142,549 shares of Class F Stock of a related entity, Future Pearl Labs, Inc. (“Future Pearl”).

In October 2020, several shareholders contributed a total of 626,801 common shares in the Company in exchange for 37,649 shares of Class F stock of the Future Pearl pro-rata based on their ownership in the Company.

Dues to these stock exchanges, the Company Future Labs I, Inc. became a wholly-owned subsidiary of Future Pearl.

Management has evaluated subsequent events through November 11, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-33

FUTURE LABS I, INC.

FINANCIAL STATEMENTS

UNAUDITED

JUNE 30, 2020

F-34

FUTURE LABS I, INC.

BALANCE SHEETS

UNAUDITED

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$74,994	$556
Accounts receivable, related party	-	79,151
Loan receivable, related party	32,700
Interest Receivable, related party	121	-
Total assets	$107,815	$79,707

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,500	$1,500
Accrued expenses	2,584	1,828
Due to related party	28,487	-
Loan payable, related party	50,430	50,430
Total liabilities	83,001	53,758

Commitments and contingencies (Note 9)

Stockholders' equity:
Common stock, $0.0001 par value, 10,000,000 shares authorized, 3,000,000 shares issued and outstanding as of both June 30, 2020 and December 31, 2019	300	300
Additional paid-in capital	313,237	313,237
Accumulated deficit	(288,588)	(287,588)
Total stockholders' equity	24,814	25,949
Total liabilities and stockholders' equity	$107,815	$79,707

See accompanying notes, which are an integral part of these financial statements.

F-35

FUTURE LABS I, INC.

STATEMENTS OF OPERATIONS

UNAUDITED

	Six Months Ended
	June 30,
	2020	2019
	(unaudited)
Net revenue, related party	$-	$2,226
Cost of net revenue	-	9,902
Gross profit (loss)	-	(7,676)

Operating expenses:
Sales and marketing	-	1,831
General and administrative	500	17,535
Total operating expenses	500	19,366

Loss from operations	(500)	(27,042)

Other income (expense):
Interest income	121	-
Interest expense, related party	(756)	(176)
Total other income (expense), net	(636)	(176)

Provision for income taxes	-	-
Net loss	$(1,135)	$(27,218)

Weighted average common shares outstanding - basic and diluted	3,000,000	3,000,000
Net loss per common share - basic and diluted	$(0.00)	$(0.01)

See accompanying notes, which are an integral part of these financial statements.

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FUTURE LABS I, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

UNAUDITED

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balances at December 31, 2018	3,000,000	$300	$313,237	$(246,362)	$67,175
Net loss	-	-	-	(27,218)	(27,218)
Balances at June 30, 2019 (unaudited)	3,000,000	$300	$313,237	$(273,579)	39,957

Balances as of December 31, 2019	3,000,000	$300	$313,237	$(287,588)	$25,949
Net loss	-	-	-	(1,135)	(1,135)
Balances at June 30, 2020	3,000,000	$300	$313,237	$(288,723)	$24,814

See accompanying notes, which are an integral part of these financial statements.

F-37

FUTURE LABS I, INC.

STATEMENTS OF CASH FLOWS

UNAUDITED

	Six Months Ended
	June 30
	2020	2019
	(unaudited)
Cash flows from operating activities:
Net loss	$(1,135)	$(27,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable, related party	79,151	(46,629)
Interest receivable, related party	(121)	-
Accounts payable	-	-
Accrued expenses	756	(1,035)
Due to related party	28,487
Net cash used in operating activities	107,138	(74,882)
Cash flows from investing activities:
Issuance of loans to related parties	(32,700)	-
Net cash used in investing activities	(32,700)	-
Cash flows from financing activities:
Proceeds from related party loans	-	46,930
Repayments of related party loans	-	-
Net cash provided by financing activities	-	46,930
Net change in cash and cash equivalents	74,438	(27,952)
Cash and cash equivalents at beginning of year	556	31,032
Cash and cash equivalents at end of year	$74,994	$3,080

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes, which are an integral part of these financial statements.

F-38

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

1.	NATURE OF OPERATIONS

Future Labs I, Inc. (the “Company”), doing business as BentoBots, is a corporation formed on November 30, 2017 under the laws of Delaware. The Company was formed to sell robotic kitchen equipment. The Company is headquartered in Santa Monica, California.

The Company’s activities since inception have consisted primarily of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, incurred net losses and cash used in operating activities. As of June 30, 2020, the Company had an accumulated deficit of $288,723. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company’s fiscal year is December 31.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2020 and the statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2020 and 2019 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of June 30, 2020 and the results of its operations and its cash flows for the six months ended June 30, 2020 and 2019. The financial data and other information disclosed in these notes related to the six months ended June 30, 2020 and 2019 are also unaudited. The results for the six months ended June 30, 2020 are not necessarily indicative of results to be expected for the year ending December 31, 2020, any other interim periods, or any future year or period.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the valuations of common stock and stock options. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

F-39

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2019 and 2018, all of the Company's cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Accounts Receivable

Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2020 and December 31, 2019, the Company determined an allowance for doubtful accounts was not necessary.

Inventory

Inventory is stated at the lower of cost or market and accounted for using the specific identification cost method.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, the Company derives its revenue from hardware.

F-40

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

Collaboration Agreements

Per ASC Topic 808-10-15-5, a collaborative arrangement within the scope of this ASC Topic 606 may be partially within the scope of other Topics, including, but not limited to, Topic 606 on revenue from contracts with customers. A collaborative arrangement is partially within the scope of Topic 606 if a unit of account, identified as a promised good or service (or bundle of goods or services) that is distinct within the collaborative arrangement is with a customer. An entity shall apply the guidance in Topic 606 to a unit of account that is within the scope of that Topic, including the recognition, measurement, presentation, and disclosure requirements. If a portion of a distinct bundle of goods or services is not with a customer, the unit of account is not within the scope of Topic 606.

For a collaborative arrangement that is wholly or partially outside the scope of other Topics, including Topic 606, the unit of account, recognition, and measurement for the unit(s) of account outside the scope of other Topics, including Topic 606, shall be based on an analogy to authoritative accounting literature or, if there is no appropriate analogy, a reasonable, rational, and consistently applied accounting policy election.

Per ASC 808-10-45-1, participants in a collaborative arrangement shall report costs incurred and revenue generated from transactions with third parties (that is, parties that do not participate in the arrangement) in each entity’s respective income statement pursuant to the guidance on principal versus agent considerations.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred.

Concentrations

The Company is dependent on third-party vendors to supply inventory and products for research and development activities and parts for building products. In particular, the Company relies and expects to continue to rely on a small number of vendors. The loss of one of these vendors may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

F-41

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As of June 30, 2020 and December 31, 2019, there were no potentially dilutive securities.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020. Early adoption is permitted. The Company has is currently evaluating the impact on its financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. The accounting remains different for attribution, which represents how the equity-based payment cost is recognized over the vesting period, and a contractual term election for valuing nonemployee equity share options. ASU 2018-07 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 with early adoption permitted. The Company has adopted this standard effective January 1, 2019.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard effective January 1, 2019.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-42

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

4.	COLLABORATION AGREEMENT

In 2018, the Company entered into an agreement with a related party for the initial sale of the Company’s developed hardware. Per evaluation of ASC 606 and ASC 808, the Company determined that the arrangement is a collaboration rather than a contract with a customer. The related party does not obtain goods or services that are the output of the Company’s ordinary activities in exchange for consideration. Each party is an active participant and subject to both the risks and rewards contingent on the activity’s commercial success.

During the years ended December 31, 2019 and 2018, the Company recorded a receivable from the related party for revenue and cost-sharing purposes. This type of consideration is not within the scope of any Topic, nor does any Topic apply by analogy; therefore, the Company should apply an accounting policy election to evaluate each part of the receivable based on the nature of the associated activity. The portion of the receivable related to the Company’s share of revenue would be treated as an increase to collaboration revenue, whereas the portion of the receivable reimbursing the Company would be a reduction of cost of revenue.

The Company’s collaboration revenue and its associated cost of revenue should be presented on a net basis because, under ASC 606, the Company is considered an agent in sales transactions with third parties. The Company can apply ASC 606 only by analogy because the related party is not a customer. Because ASC 606 is applied by analogy, net collaboration revenue must be presented separately from revenue from contracts with customers.

5.	LOAN RECEIVABLE, RELAED PARTY

From March to June 2020, the Company provided a loan to a related party, Future Labs VII, Inc. for $32,700. The loans is unsecured. During the six months ended June 30, 2020, the Company recognized interest income of $121.

F-43

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

6.	LOAN PAYABLE, RELATED PARTY

The following is a summary of related party loan payables as of June 30, 2020 and December 31, 2019:

				Accrued Interest	Outstanding Balance as of
	Agreement	Maturity	Interest	as of June 30,	June 30,	December 31,
Name	Date	Date	Rate	2020	2020	2019
				(unaudited)	(unaudited)
Future VC, LLC	5/14/2019	5/14/2020	3%	$1,802	$46,930	$46,930
Future Labs V, Inc.	10/31/2019	10/31/2020	3%	70	3,500	3,500
				$1,872	$50,430	$50,430

From February to May 2019, the Company received proceeds of $75,000 from Future VC, LLC. In 2019, the Company repaid $28,070 of these loans.

During the six months ended June 30, 2020 and 2019, the Company incurred interest expense of $756 and $176, respectively, all of which remains unpaid as of December 31, 2019 and 2018.

All notes are secured by the Company’s assets. For all notes, upon the occurrence of a change in control of the noteholder, all outstanding indebtedness under these notes will become immediately due and payable upon the closing of the acquisition.

7.	STOCKHOLDERS’ EQUITY

As of December 31, 2019, the Company's certificate of incorporation, as amended and restated, authorized the Company to issue two classes of stock: Preferred Stock and Common Stock. The Company is authorized to issue 5,000,000 shares of Preferred Stock and 10,000,000 shares of common stock. Both classes of stock have a par value of $0.0001 per share. The Preferred Stock is convertible into shares of common stock.

As of December 31, 2019 and 2018, there were no shares of Preferred Stock issued or outstanding.

The holders of each class of stock shall have the following rights and preferences:

Voting

The holders of Preferred are entitled to vote, together with the holders of common stock as a single class, on all matters submitted to stockholders for a vote and have the right to vote the number of shares equal to the number of shares of common stock into which each share of Preferred Stock could convert on the record date for determination of stockholders entitled to vote.

Dividends

The holders of Preferred Stock and common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event, the Preferred stockholders shall be entitled to a liquidation preference prior to common stockholders.

Redemption

No class of stock shall have any redemption rights.

As of both June 30, 2020 and December 31, 2019, the Company had 3,000,000 shares of common stock issued and outstanding.

8.	RELATED PARTY TRANSACTIONS

Refer to Note 4 for the Company’s collaboration agreement with a related party. The Company’s net revenue and related accounts receivable are primarily with this related entity, which is owned by an investor of the Company.

F-44

FUTURE LABS I, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

Refer to Note 5 and 6 for detail on the Company’s loan receivables and payables with related parties.

9.	COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

10.	SUBSEQUENT EVENTS

In July 2020, the Company repaid $24,000 of its outstanding loan payable to Future VC, LLC.

In October 2020, Future VC, LLC contributed 2,373,199 common shares in the Company in exchange for 142,549 shares of Class F Stock of a related entity, Future Pearl Labs, Inc. (“Future Pearl”).

In October 2020, several shareholders contributed a total of 626,801 common shares in the Company in exchange for 37,649 shares of Class F stock of the Future Pearl pro-rata based on their ownership in the Company.

Dues to these stock exchanges, the Company Future Labs I, Inc. became a wholly-owned subsidiary of Future Pearl.

Management has evaluated subsequent events through November 12, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-45

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Future Pearl Labs, Inc. (the “Company” or “Future Pearl Labs”), and Future Labs, I, Inc. (or “Future Labs”) after giving effect to the business combination between Future Pearl Labs, Inc. and Future Labs, I, Inc. and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of Future Pearl Labs and Future Labs as of June 30, 2020, has been prepared to reflect the effects of the acquisition as if it occurred on January 1, 2019. The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 combine the historical results and operations of Future Labs and the Company giving effect to the transaction as if it occurred on January 1, 2019.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Future Pearl Labs and Future Labs and the notes thereto.  Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.  In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value.  Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.  The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.  Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

F-46

FUTURE PEARL LABS, INC.

UNAUDITED PROFORMA COMBINED BALANCE SHEET

JUNE 30, 2020

	Future Pearl	Future Labs I,	Pro Forma
	Labs, Inc.	Inc.	Combined
ASSETS
Current assets:
Cash and cash equivalents	$37,500	$74,994	$112,494
Accounts receivable, related party	-	-	-
Loan receivable, related party	-	32,700	32,700
Interest receivable, related party	-	121	121
Total assets	$37,500	$107,815	$145,315

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$251,694	$1,500	$253,194
Accrued expenses	-	2,584	2,584
Due to related party	-	28,487	28,487
Loan payable, related party	-	50,430	50,430
Total liabilities	251,694	83,001	334,695

Stockholders' equity (deficit):
Common stock	-	300	300
Class F stock	20	-	20
Preferred stock	-	-	-
Additional paid-in capital	99,980	313,237	413,217
Accumulated deficit	(314,194)	(288,723)	(602,917)
Total stockholders' equity (deficit)	(214,194)	24,814	(189,380)
Total liabilities and stockholders' equity (deficit)	$37,500	$107,815	$145,315

See accompanying notes to the unaudited pro forma combined financial statements.

F-47

FUTURE PEARL LABS, INC.

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Future Pearl	Future Labs I,	Pro Forma
	Labs, Inc.	Inc.	Combined
Net revenue, related party	$-	$-	$-
Cost of net revenue	-	-	-
Gross profit (loss)	-	-	-

Operating expenses:
Sales and marketing	-	-	-
Research and development	277,466	-	277,466
General and administrative	36,728	500	37,228
Total operating expenses	314,194	500	314,694

Loss from operations	(314,194)	(500)	(314,694)

Other income (expense):
Interest income	-	121	121
Interest expense, related party	-	(756)	(756)
Total other income (expense), net	-	(635)	(635)

Provision for income taxes	-	-	-
Net loss	$(314,194)	$(1,135)	$(315,329)

See accompanying notes to the unaudited pro forma combined financial statements.

F-48

FUTURE PEARL LABS, INC.

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Future Pearl	Future Labs I,	Pro Forma
	Labs, Inc.	Inc.	Combined
Net revenue, related party	$-	$11,927	$11,927
Cost of net revenue	-	21,397	21,397
Gross profit (loss)	-	(9,469)	(9,469)

Operating expenses:
Sales and marketing	-	1,831	1,831
General and administrative	-	28,810	28,810
Total operating expenses	-	30,641	30,641

Loss from operations	-	(40,111)	(40,111)

Other income (expense):
Interest expense	-	(1,116)	(1,116)
Total other income (expense), net	-	(1,116)	(1,116)

Provision for income taxes	-	-	-
Net loss	$-	$(41,226)	$(41,226)

See accompanying notes to the unaudited pro forma combined financial statements.

F-49

FUTURE PEARL LABS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

Future Pearl Labs, Inc (the “Company”) is a corporation organized March 6, 2020 under the laws of Delaware. The Company was formed to create automatic vending machines for bubble tea.

Future Labs I, Inc. (the “Company”) is a corporation formed on November 30, 2017 under the laws of Delaware. The Company was formed to sell robotic kitchen equipment. The Company is headquartered in Santa Monica, California.

In October 2020, Future VC, LLC contributed 2,373,199 common shares in Future Labs I, Inc. in exchange for 142,549 shares of Class F Stock of the Company. In conjunction with this transaction, Future VC, LLC contributed $100,000 in cash. Both Future VC, LLC and Future Labs I, Inc. are related parties of the Company.

In October 2020, several shareholders contributed a total of 626,801 common shares in Future Labs I, Inc. in exchange for 37,649 shares of Class F stock of the Company pro-rata based on their ownership in Future Labs I, Inc.

Dues to these stock exchanges, Future Labs I, Inc. became a wholly-owned subsidiary of the Company.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

F-50

Part III

Index to Exhibits

1.1. Start Engine Placement Agreement*

2.1 DE Amended and Restated Certificate of Incorporation*

2.2. DE Amended and Restated Bylaws*

3.1. Stock Option Agreement – Darian Ahler (CEO)*

4.1. Subscription Agreement

6.1. Offer Letter – Darian Ahler (CEO)*

6.2. MSA with Wavemaker Labs*

6.3. Convertible Promissory Note with Future Labs VII, Inc.*

6.4. Loan Agreement Between Future Labs VII, Inc. and Future Pearl Labs, Inc.*

8.1 Escrow Agreement with Prime Trust*

11.1 Consent from Independent Auditor

12.1 Opinion of counsel*

13.1. TTW Materials*

13.2. TTW Materials – TTW Profile Page*

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on March 19, 2021.

Future Pearl Labs, Inc. (DBA Bobacino)

By	/s/ James Buck Jordan
James Buck Jordan, Director
Future Pearl Labs, Inc. (DBA Bobacino)
Date: March 19, 2021

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

By	/s/ Darian Ahler
Darian Ahler, Chief Executive Officer
Future Pearl Labs, Inc. (DBA Bobacino)
Date: March 19, 2021

By	/s/ James Buck Jordan
James Buck Jordan, Director
Future Pearl Labs, Inc. (DBA Bobacino)
Date: March 19, 2021

By	/s/ Kevin Morris
Kevin Morris, Chief Financial Officer and Chief Accounting Officer
Future Pearl Labs, Inc. (DBA Bobacino)
Date: March 19, 2021